                                                                    Exhibit 10.5

                              AMENDED AND RESTATED
                              --------------------
                              EMPLOYMENT AGREEMENT
                              --------------------

                  This Agreement ("Agreement") is made by and between MICHELE S. DONNAN-MARTIN ("Employee") and ABERCROMBIE & FITCH CO., a Delaware corporation (the "Company") (hereinafter collectively "the parties").

                  WHEREAS, Employee has been employed by the Company as Vice President - General Merchandising Manager, Women's;

                  WHEREAS, the parties entered into a written employment agreement on December 5, 1997 ("1997 Employment Agreement") which the parties wish to amend and, in place of which, substitute this Agreement which shall for all purposes supercede and replace the 1997 Employment Agreement;

                  WHEREAS, the parties acknowledge it is in their individual and mutual best interests for Employee to immediately resign from her current position as an officer of the Company, and continue her employment with Company on a special assignment basis through February 21, 2000, and thereafter resign from her employment with the Company; and

                  WHEREAS, the parties wish to redefine their relationship and obligations, and amicably resolve all past and potential future disputes relating thereto;

                  NOW, THEREFORE, in exchange for and in consideration of the following mutual covenants and promises, the undersigned parties, intending to be legally bound, hereby agree as follows:

                  1. Amendment, Restatement and Replacement of Prior 1997 Employment Agreement. The parties' 1997 Employment Agreement is hereby amended, replaced and superceded by the terms of this Agreement. Except to the extent of the terms, rights and
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conditions restated in this Agreement, the parties waive and discharge each other from all obligations, duties, and rights under the 1997 Employment Agreement. The change in employment position and responsibilities of Employee and events leading to this Agreement shall not be asserted as, or form the basis for, any claim by either party against the other under the terms of the 1997 Employment Agreement. A copy of the 1997 Employment Agreement is attached hereto as Appendix A, for reference purposes only.

                  2. Change in Employment Position and Responsibilities. Employee hereby resigns from her current position as an officer of the Company effective August 16, 1999. Commencing immediately thereafter, Employee shall continue employment with the Company until February 21, 2000, in a non-officer capacity and shall perform such services as may reasonably be assigned to her by the Company's Chief Executive Officer, provided that no such assignments shall be required to be performed at any particular place of business, except as agreed upon by Employee. Employee shall, while employed by the Company: (a) devote her full business time and attention to the business and affairs of the Company; (b) fully discharge her legal duty of loyalty to the Company; and (c) not accept employment with any other entity absent prior approval in writing from the Company's Chief Executive Officer; provided, however, that nothing in this Agreement shall preclude Employee from serving on corporate, civic or charitable boards or committees or managing personal investments, so long as such activities do not interfere with the performance of Employee's duties hereunder.

                  3. Compensation and Benefits in New Position. Employee shall continue to be compensated at her base salary in effect on August 16, 1999 ("Current Base Salary"), and shall continue to be eligible to participate in all current employee benefit programs, including all group life, health and retirement plans (including, without limitation, The Abercrombie & Fitch

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Savings and Retirement Plan, The Abercrombie & Fitch Co. Supplemental Retirement
Plan, and the Abercrombie & Fitch Co. Deferred Compensation Plan), on the same basis that such programs are offered to other employees of the Company;
provided, however, Employee shall not be eligible to participate in any incentive compensation or bonus plan of the Company after August 16, 1999. Employee shall retain all rights to vest in and exercise currently held Company stock options and/or vest in and/or dispose of currently held Company restricted shares until February 21, 2000, to the extent and in accordance with all terms and restrictions imposed by applicable plans and agreements under which such options and/or restricted share rights were granted, as such plans are written and implemented on the date of this Agreement.

                  4. Resignation from Employment. Employee hereby offers and Company accepts Employee's resignation from employment effective February 21, 2000 ("Resignation Date"). On the Resignation Date, Employee's employment with the Company and all further compensation, remuneration, and eligibility of Employee under Company benefit plans shall terminate, except as otherwise provided in this Agreement or by applicable law.

                  5. Termination of Employment Prior to Resignation Date. Employee's employment may be terminated prior to the Resignation Date only under the following circumstances: (a) Upon Employee's death or; (b) by Company or by Employee upon material breach of the terms of this Agreement by the other party, which breach is not cured and resolved within two weeks following written notice sent by regular and certified mail by the party claiming breach to the other party.

                  6. Compensation Following Termination of Employment Prior to Resignation Date. In the event Employee terminates her employment prior to the Resignation Date in accordance with the provisions of Paragraph 5(b), Company shall pay Employee all

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accrued base salary and benefits to the date of employment termination plus an amount equal to her Current Base Salary for the period from the termination date through the date one (1) year following the date Employee signs this Agreement ("Anniversary Date"), in equal weekly installments, subject to ordinary and necessary withholding taxes. In addition, the Employee's cost of continuation of medical and dental insurance coverage, if any, shall be paid by Company to the Anniversary Date for the Employee and, if applicable, her dependents. In the event Employee dies or the Company terminates Employee's employment prior to the Resignation Date in accordance with the provisions of Paragraph 5(b), Company shall pay to Employee all accrued base salary and benefits to the date of termination and shall not be obligated to pay any further amounts or benefits whatsoever to Employee.

                  7. Compensation/Severance Following Resignation Date. In the event Employee remains employed until the Resignation Date, the Company agrees to pay to Employee an amount equal to her Current Base Salary for the period from her Resignation Date to the Anniversary Date of this Agreement in equal weekly installments subject to ordinary and necessary withholding taxes. Furthermore, for the period of such installment payments, the Company further agrees to reimburse the Employee's cost of continuing medical and dental insurance benefits for Employee and Employee's eligible dependents under the Comprehensive Budget Reconciliation Act of 1986 ("COBRA") for so long as Employee is eligible for and elects such continuation of benefits under COBRA. All payments and benefits under this Paragraph shall cease upon the death of Employee.

                  8. Employee Covenants.

                  (a) Unauthorized Disclosure. The Employee shall not, during her employment with the Company and thereafter, make any Unauthorized Disclosure. For purposes

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of this Agreement, "Unauthorized Disclosure" shall mean disclosure by the
Employee without the prior written consent of the Company's Chief Executive Officer to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of duties as an employee of the Company or as may be legally required, of any information relating to the business or prospects of the Company (including, but not limited to, any confidential information with respect to any of the Company's customers, products, methods of distribution, strategies, business and marketing plans, business policies and practices, and plans for new business concepts); provided, however, that such term shall not include the use or disclosure by the Employee, without consent, of any information known generally to the public (other than as a result of disclosure by the Employee in violation of this Paragraph 8(a)). This confidentiality covenant has no temporal, geographical or territorial restriction.

                  (b) Non-Competition. During the Non-Competition Period described below, the Employee shall not, directly or indirectly, without the prior written consent of the Company, own, manage, operate, join, control, be employed by, consult with or participate in the ownership, management, operation or control of, or be connected with (as a stockholder, partner, or otherwise), any business, individual, partner, firm, corporation, or other entity that competes, directly or indirectly, with the Company or any division, subsidiary or affiliate of the Company ("Competing Entity"); provided, however, that the "beneficial ownership" by the Employee after termination of employment with the Company, either individually or as a member of a "group", as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than two percent (2%) of

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
the voting stock of any publicly held corporation shall not be a violation of Paragraph 8 of this Agreement.

                  For purposes of this Agreement, Competing Entity includes: (1) any entity listed on Appendix B attached to this Agreement; (2) any entity which, in the future, shall plan, attempt or engage in any activities with the object, goal or purpose of competing with the Company or any of the other entities listed on Appendix B. Employee shall provide advance written notice to Company of any proposed or contemplated employment, consulting or other activities for remuneration during the Non-Competition Period, and shall furnish reasonable detail to the Company upon request, concerning the specific functions and responsibilities contemplated in any such employment, consulting, or similar activities.

                  The "Non-Competition Period" means the period the Employee is employed by the Company plus an additional period of time from the date of termination of Employee's employment for any reason to the Anniversary Date of this Agreement.

                  (c) Non-Solicitation. During the No-Raid Period described below, the Employee shall not, either directly or indirectly, alone, or in conjunction with another party, interfere with or harm, or attempt to interfere with or harm, the relationship of the Company, its subsidiaries and/or affiliates, with any person who at any time was an employee, customer or supplier of the Company, its subsidiaries and/or affiliates or otherwise had a business relationship with the Company, its subsidiaries and/or affiliates, nor shall Employee hire or cause to be hired any person who is or was employed by Company.

                  The "No-Raid Period" means the period the Employee is employed by the Company plus an additional period of time from the date of termination of Employee's employment for any reason to the Anniversary Date of this Agreement.

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
                  (d) Remedies. The Employee agrees that any breach of the terms of this Paragraph 8 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Employee therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to immediately cease further payments under this Agreement and shall further be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Employee and/or any and all persons and/or entities acting for and/or with the Employee, without having to prove damages, and to all costs and expenses, including reasonable attorneys' fees and costs, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this subparagraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof including but not limited to the recovery of damages from the Employee. The Employee and the Company further agree that the provisions of the covenants not to compete and solicit are reasonable and that the Company would not have entered into this Agreement but for the inclusion of such covenants herein. Should a court or arbitrator determine, however, that any provision of the covenants is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

                  9. Confidentiality. Employee agrees not to at any time talk about, write about, or otherwise publicize or disclose to any third party the terms of this Agreement or any fact concerning its negotiation, execution or implementation, except with (1) an attorney, accountant, or other advisor engaged by Employee to advise her; (2) the Internal Revenue Service or other governmental agency upon proper request; and (3) her immediate family,

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providing that all such persons agree in advance to keep said information confidential and not to disclose it to others. Nothing in this paragraph shall be construed to prohibit Employee from disclosing to potential employers the existence of Paragraph 8 of this Agreement.

                  10. Release of All Claims.

                  (a) Release of Company by Employee. In consideration of the receipt of the sums and covenants stated herein, Employee does hereby, on behalf of herself, her heirs, administrators, executors, agents, and assigns, forever release, requite, and discharge the Company and its agents, parents, subsidiaries, affiliates, divisions, officers, directors, employees, predecessors, successors, and assigns ("Released Parties"), from any and all charges, claims, demands, judgments, actions, causes of action, damages, expenses, costs, attorneys' fees, and liabilities of any kind whatsoever, whether known or unknown, vested or contingent, in law, equity or otherwise, which Employee has ever had, now has, or may hereafter have against said Released Parties for or on account of any matter, cause or thing whatsoever which has occurred prior to the date of this Agreement. This release of claims includes, without limitation of the generality of the foregoing, any and all claims which are related to Employee's employment with the Company and her resignation from her officer position and her resignation from employment on February 21, 2000; and any and all rights which Employee has or may have had under the 1997 Employment Agreement, Title VII of the Civil Rights Act of 1964, as amended by the Equal Employment Opportunity Act of 1972, the Civil Rights Act of 1991, the Employee Retirement Income Security Act, 29 U.S.C. ss.1001 et seq., the Americans With Disabilities Act; the Age Discrimination in Employment Act; Ohio Revised Code Section 4112.01 et seq., and all other federal, state, and local statutes and regulations, as well as the laws of contract, torts, and all other subjects; provided, however, that nothing herein shall be deemed to affect any rights of

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Employee under this Agreement or to vested pension, employee welfare benefits, stock options, or restricted shares, and provided further that nothing herein shall be deemed to affect any rights of Employee to indemnity for liabilities incurred for acts taken in good faith in the course and scope of employment with the Company which acts are otherwise covered under the terms and conditions of Directors and Officers liability insurance maintained by Company during the employment of Employee.

                  (b) Release of Employee by Company. In consideration of the receipt of the terms and covenants stated herein, Company does hereby, on behalf of itself, and the Released Parties, forever release, requite, and discharge the Employee from any and all charges, claims, demands, judgments, actions, causes of action, damages, expenses, costs, attorneys' fees, and liabilities of any kind whatsoever, whether known or unknown, vested or contingent, in law, equity or otherwise, which Company has ever had, now has, or may hereafter have against Employee for or on account of any matter, cause or thing whatsoever which has occurred prior to the date of this Agreement; provided, however, that nothing herein shall affect any rights of Company under this Agreement.

                  11. Complete and Absolute Defense. This Agreement constitutes, among other things, a full and complete release of any and all claims released by either party, and it is the intention of the parties hereto that this Agreement is and shall be a complete and absolute defense to anything released hereunder. The parties expressly and knowingly waive their respective rights to assert any claims against the other which are released hereunder, and covenant not to sue the other party or Released Parties based upon any claims released hereunder. The parties further represent and warrant that no charges, claims or suits of any kind have been filed by either against the other as of the date of this Agreement.

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
                  12. Non-Admission. It is understood that this Agreement is, among other things, an accommodation of the desires of each party, and the above-mentioned payments and covenants are not, and should not be construed as, an admission or acknowledgment by either party of any liability whatsoever to the other party or any other person or entity.

                  13. Return of Property. Employee agrees that in connection with her resignation from employment on the Resignation Date (or in the event of earlier termination of her employment for any reason), she shall promptly return to the Company all Company documents and property in her possession or control including, but not limited to, Personal Computer(s) and all Software, Security Keys and Badges, Price Lists, Supplier and Customer Lists, Files, Reports, all correspondence both internal and external (memos, letters, quotes, etc.), Business Plans, Budgets, Designs, and any and all other property of the Company, except this Agreement and any prior employment agreements, and any documents relating to negotiation or implementation or enforcement of this Agreement or prior employment agreements, and all stock plans or other benefit plans applicable to Employee.

                  14. Letter of Recommendation/Reference Responses. Following Employee's termination from employment with Company, the Company's Chief Executive Officer ("CEO") will furnish to Employee, at her request, a letter of reference in the form attached hereto as Appendix C, and the Company's senior officers, including its CEO and Chief Financial Officer, will respond to all reference inquiries from prospective employers of Employee following the Resignation Date with only such information as is contained in Appendix C, or such other and further truthful information as may be specifically authorized by Employee in writing.

                  15. Knowing and Voluntary Execution. Each of the parties hereto further states and represents that she or it has carefully read the foregoing Agreement, consisting of

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eleven (11) pages, and knows the contents thereof, and that she or it has executed the same as her or its own free act and deed. Employee further acknowledges that she has been and is hereby advised to consult with an attorney concerning this Agreement and that she had the opportunity to seek the advice of legal counsel in connection with the negotiation and execution of this Agreement. Employee also acknowledges that she has had the opportunity to ask questions about each and every provision of this Agreement and that she fully understands the effect of the provisions contained herein upon her legal rights.

                  16. Executed Counterparts. This Agreement may be executed in one or more counterparts, and any executed copy of this Agreement shall be valid and have the same force and effect as the originally-executed Agreement.

                  17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio.

                  18. Arbitration. Except with respect to the remedies set forth in Paragraph 8(d) hereof, if in the event of any controversy or claim between the Company or any of its affiliates and the Employee arising out of relating to this Agreement, either party delivers to the other party a written demand for arbitration of a controversy or claim then such claim or controversy shall be submitted to binding arbitration. The binding arbitration shall be administered by the American Arbitration Association under its Commercial Arbitration Rules. The arbitration shall take place in Columbus, Ohio. Each of the Company and the Employee shall appoint one person to act as an arbitrator, and a third arbitrator shall be chosen by the first two arbitrators (such three arbitrators, the "Panel"). The Panel shall have no authority to award punitive damages against the Company or the Employee. The arbitrator shall have no authority to add to, alter, amend or refuse to enforce any portion of the disputed agreements. The

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
Company and the Employee each waive any right to a jury trial or to petition for stay in any action or proceeding of any kind arising out of or relating to this Agreement.

                  19. Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company.

                  20. Assignability. Employee's obligations and agreements under this Agreement shall be binding on the Employee's heirs, executors, legal representatives and assigns and shall inure to the benefit of any successors and assigns of the Company. The Company may, at any time, assign this Agreement or any of its rights or obligations arising hereunder to any party.

                  21. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter hereof.

                  22. Non-Waiver; Severability. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereof to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

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
                  IN WITNESS WHEREOF, the undersigned has hereto set her hand this 11th day of October, 1999.

WITNESSED:

/s/ Donna M. Alianiello                      /s/ Michele S. Donnan-Martin
-----------------------------------          -------------------------------
                                             MICHELE S. DONNAN-MARTIN

/s/ Daniel L. O'Sheasey                               [Notary Seal of
-----------------------------------                   Donna M. Alianiello]

                  IN WITNESS WHEREOF, the undersigned has hereto set its hand this 18th day of November, 1999.

WITNESSED:                                   ABERCROMBIE & FITCH CO.

/s/ Tracey L. Michener                       By: /s/ Seth R. Johnson
-----------------------------------              -------------------------------

/s/ Angela S. Benz                           Its:VP/CFO
-----------------------------------              -------------------------------

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
                                   APPENDIX A

                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT is entered into as of December 5, 1997, by and between Abercrombie & Fitch, Co., a Delaware company (the "Company"), and Michele S. Donnan-Martin (the "Executive") (hereinafter collectively referred to as "the parties").

                  WHEREAS, the Executive has heretofore been employed as Vice President-General Merchandising Manager, Women's of the Company, and is experienced in all phases of its business and possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel; and

                  WHEREAS, the Company has determined that it is essential and in its best interests to retain the services of key management personnel and to ensure their continued dedication and efforts; and

                  WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company to secure the continued services and employment of the Executive and the Executive is willing to render such services on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the respective agreements of the parties contained herein, the parties hereby agree as follows:

                  1. Term. The initial term of employment under this Agreement shall be for the period commencing on the date hereof (the "Commencement Date") and ending on the sixth anniversary of the Commencement Date (the "Initial Term"); provided, however, that upon the expiration of the Initial Term, this Agreement shall be automatically extended for a period of one year, unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended.

                  2. Employment.

                    (a) Position. The Executive shall be employed as the Vice President-General Merchandising Manager, Womens of the Company, or such other position of reasonably comparable or greater status and responsibilities as may be determined by the Board with any division, subsidiary or affiliate of the Company. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons employed in a similar executive capacity. The Executive shall report to the President and Chief Executive Officer of the Company, or other designee as appointed by the Chairman.

                    (b) Obligations. The Executive agrees to devote her full business time and attention to the business and affairs of the Company. The foregoing, however, shall not preclude the Executive from serving on corporate, civil or charitable boards or committees or managing personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities hereunder.

                  3. Base Salary. The Company agrees to pay or cause to be paid to the Executive during the term of this Agreement a base salary at the rate of $325,000. This base salary will be subject to annual review and may be increased from time to time by the Board considering factors such as the executive's responsibilities, compensation of similar executives within the company and in other companies, performance of the executive and other pertinent factors (hereinafter referred to as the "Base Salary"). Such Base Salary shall be payable in accordance with the Company's customary practices applicable to its executives.

                  4. Equity Compensation. The Company shall grant to the Executive rights to acquire 75,000 shares of the Company's common stock pursuant to the terms of the agreements attached hereto as Exhibit A.

                  5. Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to senior executives generally and as may be in effect from time to time. The Executive's participation in such plans, practices and programs shall be on the same basis and terms as are applicable to senior executives of the Company generally.

                  6. Bonus. The Executive shall be entitled to participate in the Company's applicable incentive compensation plan on such terms and conditions as may be determined from time to time by the Board.

                  7. Other Benefits.

                    (a) Life Insurance. During the term of this Agreement, the Company shall be entitled to maintain a "key person" term life insurance policy on the life of the Executive, the proceeds of which shall be payable to the Company or its designees. The Executive agrees to undergo any reasonable physical examination and other procedures as may be necessary to maintain such policy.

                    (b) Expenses. Subject to applicable Company policies, the Executive shall be entitled to receive prompt reimbursement of all expenses reasonably incurred by her in connection with the performance of her duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of the Company.

                    (c) Office and Facilities. The Executive shall be provided with an appropriate office and with such secretarial and other support facilities as are commensurate with the Executive's status with the Company and adequate for the performance of those duties hereunder.

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
                  8. Vacation. The Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board for similarly situated executives of the Company.

                  9. Termination. The Executive's employment hereunder may be terminated under the following circumstances:

                    (a) Disability. The Company shall be entitled to terminate the Executive's employment after having established the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform those duties under this Agreement for a period of at least six (6) months in any 12 month calendar period as determined in accordance with the The Limited, Inc. Long-Term Disability Plan.

                    (b) Cause. The Company shall be entitled to terminate the Executive's employment for "Cause" without prior written notice. For purposes of this Agreement, "Cause" shall mean that the Executive (1) willfully failed to perform those duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness); or (2) has plead "guilty" or "no contest" to or has been convicted of an act which is defined as a felony under federal or state law; or (3) engaged in willful misconduct in bad faith which could reasonably be expected to materially harm the Company's business or its reputation.

                    The Executive shall be given written notice by the Board of termination for Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based. The Executive shall be entitled to a hearing before the Board or a committee thereof established for such purpose and to be accompanied by legal counsel. Such hearing shall be held within 15 days of notice to the Company by the Executive, provided the Executive requests such hearing within 30 days of time written notice from the Board of the termination for Cause.

                    (c) Termination by the Executive. The Executive may terminate employment hereunder for "Good Reason" by delivering to the Company
(1) a Preliminary Notice of Good Reason (as defined below), and (2) not earlier than thirty (30) days from the delivery of such Preliminary Notice, a Notice of Termination. For purposes of this Agreement, "Good Reason" means (i) the failure to continue the Executive as Vice President - General Merchandising Manager, Women's of the Company or such other capacity as contemplated by Section 2 hereof; (ii) the assignment to the Executive of any duties materially inconsistent with the Executive's positions, duties, authority, responsibilities and reporting requirements as set forth in Section 2 hereof; (iii) a reduction in or a material delay in payment of the Executive's total cash compensation and benefits from those required to be provided in accordance with the provisions of this Agreement; (iv) the Company, the Board or any person controlling the Company requires the Executive to be based outside of the United States, other than on travel reasonably required to carry out the Executive's obligations under the Agreement or (v) the failure of the Company to obtain the assumption in writing of its obligation to perform this

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
Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction; provided, however, that "Good Reason" shall not include (A) acts not taken in bad faith which are cured by the Company in all respects not later than thirty (30) days from thc date of receipt by the Company of a written notice from the Executive identifying in reasonable detail the act or acts constituting "Good Reason" (a "Preliminary Notice of Good Reason") or (B) acts taken by the Company by reason of the Executive's physical or mental infirmity which impairs the Executive's ability to substantially perform the duties under this Agreement. A Preliminary Notice of Good Reason shall not, by itself, constitute a Notice of Termination.

                    (d) Notice of Termination. Subject to Section 9(b), any purported termination by the Company or by the Executive shall be communicated by a written Notice of Termination to the other two weeks prior to the Termination Date (as defined below). For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

                    (e) Termination Date, Etc. "Termination Date" shall mean in the case of the Executive's death, the date of death, or in all other cases, the date specified in the Notice of Termination; provided, however, that if the Executive's employment is terminated by the Company due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive.

                  10. Compensation Upon Termination.

                    (a) If during the term of this Agreement (including any extensions thereof), the Executive's employment is terminated by the Company for Cause, by reason of the Executive's death or if the Executive gives written notice not to extend the term of this Agreement, the Company's sole obligation hereunder shall be to pay the Executive the following amounts earned hereunder but not paid as of the Termination Date: (i) Base Salary, (ii) reimbursement for any and all monies advanced or expenses incurred pursuant to Section 7(b) through the Termination Date, and (iii) any earned compensation which the Executive had previously deferred (including any interest earned or credited thereon) (collectively, "Accrued Compensation"). The Executive's entitlement to any other benefits shall be determined in accordance with the Company's employee benefit plans then in effect.

                    (b) If the Executive's employment is terminated by the Company other than for Cause or by the Executive for Good Reason, the Company's sole obligation hereunder shall be as follows:

                                    (i) the Company shall pay the Executive the
                  Accrued Compensation;

                                    (ii) the Company shall continue to pay the
                  Executive the Base Salary for a period of one (1) year following the Termination Date.

                    (c) If the Executive's employment is terminated by the Company by reason of the Executive's Disability, the Company's sole obligation hereunder shall be as follows:

                                    (i) the Company shall pay the Executive the
                  Accrued Compensation;

                                    (ii) the Company shall continue to pay the
                  Executive 100% of the Base Salary for the first twelve months following the Termination Date, 80% of the Base Salary for the second twelve months following the Termination Date, and 60% of the Base Salary for the third twelve months following the Termination Date; provided, however, that such Base Salary shall be reduced by the amount of any benefits the Executive receives by reason of her Disability under the Company's relevant disability plan or plans; and

                                    (iii) if the Executive is disabled beyond
                  thirty-six (36) months, the Company shall continue to pay the Executive 60% of Base Salary up to a maximum of $250,000 per year for the period of the Executive's Disability, as defined in the Company's relevant disability plans; provided, however, that such payments shall be reduced by the amount of any benefits the Executive receives by reason of her Disability under the Company's relevant disability plan or plans.

                    (d) If the Executive's employment is terminated by reason of the Company's written notice to the Executive of its decision not to extend the term of this Agreement as contemplated in Section 1 hereof, the Company's sole obligation hereunder shall be as follows:

                                    (i) the Company shall pay the Executive the
                  Accrued Compensation; and

                                    (ii) the Company shall continue to pay the
                  Executive the Base Salary for a period of one (1) year following the expiration of such term.

                    (e) During the period the Executive is receiving salary continuation pursuant to Section 10(b)(ii), 10(c)(ii) or 10(d)(ii) hereof, the Company shall, at its expense, provide to the Executive and the Executive's beneficiaries medical and dental benefits substantially similar in the aggregate to those provided to the Executive immediately prior to the date of the Executive's termination of employment; provided, however, that the Company's obligation with respect to the foregoing benefits shall be reduced to the extent that the Executive or the Executive's beneficiaries obtains any such benefits pursuant to a subsequent employer's benefit plans.

                    (f) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation provided to the Executive in any subsequent employment.

                  11. Employee Covenants.

                    (a) Unauthorized Disclosure. The Executive shall not, during the term of this Agreement and thereafter, make any Unauthorized Disclosure. For purposes of this Agreement, "Unauthorized Disclosure" shall mean disclosure by the Executive without the prior written consent of the Board to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of duties as an executive of the Company or as may be legally required, of any information relating to the business or prospects of the Company (including, but not limited to, any confidential information with respect to any of the Company's customers, products, methods of distribution, strategies, business and marketing plans and business policies and practices); provided, however, that such term shall not include the use or disclosure by the Executive, without consent, or any information known generally to the public (other than as a result of disclosure by the Executive in violation of this Section 11(a)). This confidentiality covenant has no temporal, geographical or territorial restriction.

                    (b) Non-Competition. During the Non-Competition Period described below, the Executive shall not, directly or indirectly, without the prior written consent of the Company, own, manage, operate, join, control, be employed by, consult with or participate in the ownership, management, operation or control of, or be connected with (as a stockholder, partner, or otherwise), any business, individual, partner, firm, corporation, or other entity that competes, directly or indirectly, with the Company or any division, subsidiary or affiliate of the Company; provided, however, that the "beneficial ownership" by the Executive after termination of employment with the Company, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than two percent (2%) of the voting stock of any publicly held corporation shall not be a violation of Section 11 of this Agreement.

                    The "Non-Competition Period"' means the period the Executive is employed by the Company plus one (1) year from the Termination Date if the Executive's employment is terminated (i) by the Company for any reason, (ii) by the Executive for any reason, or (iii) by reason of either the Company's or the Executive's decision not to extend the term of this Agreement as contemplated by
Section 1 hereof.

                    (c) Non-Solicitation. During the No-Raid Period described below, the Executive shall not, either directly or indirectly, alone or in conjunction with another party, interfere with or harm, or attempt to interfere with or harm, the relationship of the Company, its subsidiaries and/or affiliates, with any person who at any time was an employee, customer or supplier of the Company, its subsidiaries and/or affiliates or otherwise had a business relationship with the Company, its subsidiaries and/or affiliates.

                    The "No-Raid Period" means the period the Executive is employed by the Company plus one (1) year from the Termination Date if the Executive's employment is terminated (i) by the Company for any reason except by reason of the Executive's Disability, (ii) by the Executive for any reason, or
(iii) by reason of either the Company's or the Executive's decision not to extend the term of this Agreement as contemplated by Section 1 hereof.

                    (d) Remedies. The Executive agrees that any breach of the terms of this Section 11 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages, and to all costs and expenses, including reasonable attorneys' fees and costs, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Executive. The Executive and the Company further agree that the provisions of the covenants not to compete and solicit are reasonable and that the Company would not have entered into this Agreement but for the inclusion of such covenants herein. Should a court determine, however, that any provision of thc covenants is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

                    The provisions of this Section 11 shall survive any termination of this Agreement, and the existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 11; provided, however, that this paragraph shall not, in and of itself, preclude the Executive from defending herself against the enforceability of the covenants and agreements of this
Section 11.

                  12. Limitation of Payments.

                    (a) Gross-Up Payment. In the event it shall be determined that any payment or distribution of any type to or for the benefit of the Executive, by the Company, any of its affiliates, any Person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or any affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), would be subject to the excise tax imposed by
Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes

(including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments (not including any Gross-Up Payment).

                  13. Employee Representation. The Executive expressly represents and warrants to the Company that the Executive is not a party to any contract or agreement and is not otherwise obligated in any way, and is not subject to any rules or regulations, whether governmentally imposed or otherwise, which will or may restrict in any way the Executive's ability to fully perform the Executive's duties and responsibilities under this Agreement.

                  14. Successors and Assigns.

                    (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include any such successors and assigns to the Company's business and/or assets. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring or otherwise succeeding to, directly or indirectly, all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

                    (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, the Executive's beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

                  15. Arbitration. Except with respect to the remedies set forth in Section 11(d) hereof, if in the event of any controversy or claim between the Company or any of its affiliates and the Executive arising out of or relating to this Agreement, either party delivers to the other party a written demand for arbitration of a controversy or claim then such claim or controversy shall be submitted to binding arbitration. The binding arbitration shall be administered by the American Arbitration Association under its Commercial Arbitration Rules. The arbitration shall take place in Columbus, Ohio. Each of the Company and the Executive shall appoint one person to act as an arbitrator, and a third arbitrator shall be chosen by the first two arbitrators (such three arbitrators, the "Panel"). The Panel shall have no authority to award punitive damages against the Company or the Executive. The arbitrator shall have no authority to add to, alter, amend or refuse to enforce any portion of the disputed agreements. The Company and the Executive each waive any right to a jury trial or to petition for stay in any action or proceeding of any kind arising out of or relating to this Agreement.

                  16. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or upon receipt if overnight delivery service or facsimile is used, addressed as follows:

To the Executive:
-----------------

                  Michele S. Donnan-Martin
                  7640 N. Goodrich Square
                  New Albany, Ohio  43054

To the Company:
---------------

                  Abercrombie & Fitch, Co.
                  Four Limited Parkway
                  Reynoldsburg, Ohio 43230
                  Attn:  Secretary

                  With a Copy to:
                  ---------------

                  The Limited, Inc.
                  3 Limited Parkway
                  Columbus, Ohio 43230
                  Attn:  Secretary

                  17. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

                  18. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

                  19. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio without giving effect to the conflict of law principles thereof.

                  20. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  22. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                        ABERCROMBIE & FITCH, CO.

                                        By:      /s/ Leslie H. Wexner
                                           -------------------------------------
                                        Name:    Leslie H. Wexner
                                        Title:   Chairman of the Board

                                        /s/ Michele S. Donnan-Martin
                                        ----------------------------------------
                                        Michele S. Donnan-Martin

--------------------------------------------------------------------------------
                               Abercrombie & Fitch

                              S T O C K  A W A R D
                             STOCK OPTION AGREEMENT

                           ACKNOWLEDGEMENT OF RECEIPT

This Stock Option Agreement is entered into by and between Abercrombie & Fitch (the "Company"), and the associate of of the Company whose name appears below (the "Associate") in order to set forth the terms and conditions of Options granted to the Associate under The Abercrombie & Fitch 1996 Stock Option and Performance Incentive Plan (1997 Restatement) (the "Plan").

                           Associate's Name:         MICHELE DONNAN-MARTIN

                           Division:                 ABERCROMBIE & FITCH

                           Social Security #:        XXXXXXXXXXXX

                           Address:                  7640 N. GOODRICH SQUARE
                                                     NEW ALBANY, OH  43054

                                   Date     Expiration     Number of      Option        Exercise Schedule
     Plan Name                   of Grant      Date         Shares         Price        Date        Shares
     ---------                   --------      ----         ------         -----        ----        ------
1996 NQ PLAN (97 RESTATEMENT)    12/05/97    12/05/07       75,000       $30.6250     12/05/98       7,500
                                                                                      12/05/99       7,500
                                                                                      12/05/00       7,500
                                                                                      12/05/01      11,250
                                                                                      12/05/02      15,000
                                                                                      12/05/03      26,250

Subject to the attached Terms and Conditions and the terms of the Plan, which are incorporated herein by reference, the Company hereby grants to the Associate Options to purchase shares of Common Stock of the Company, as outlined above.

The Company and the Associate have executed this Agreement as of the Date of Grant set forth above.

        ABERCROMBIE & FITCH                       ASSOCIATE

        By: /s/ Leslie H. Wexner
           ----------------------------           ----------------------------
           Leslie H. Wexner, Chairman

--------------------------------------------------------------------------------
                      Please return one signed copy of this
                                  agreement to
                           Anne Reed The Limited, Inc.
                              Three Limited Parkway
                               Columbus, OH 43230
                                  614-479-7220

                                   Appendix B

Adidas                                       LL Bean, Inc.
American Eagle                               Levi's
Ann Taylor                                   Limited (all divisions)
Armani (all divisions)                       Limited Too
Billabong                                    Lucky
Brooks Brothers                              May Co.
Casual Corner Group, Inc.                    Miller's Outpost
Childrens Place Retail Stores                Nautica
Calvin Klein (all divisions)                 Neiman Marcus
Chico's                                      Nike
Club Monaco                                  Nordstroms
Columbia                                     O'Neill
Contempo Casuals                             Ocean Pacific
Dayton Hudson                                Pacific Sunwear
Delia's                                      Patagonia
Diesel                                       Polo/Ralph Lauren (all divisions)
Dillards                                     Prada/Miu Miu
DKNY                                         Quicksilver/Roxy
Eddie Bauer                                  Rampage
Esprit                                       Replay
Fila                                         Rusty
Federated                                    Saks Fifth Ave./Profitts
French Connection                            Stone Island
Gadzooks                                     Stussy
Gap (all divisions)                          Talbots
Guess                                        The Buckle
Gymboree Corp.                               The North Face
Hanover Direct Inc.                          Theory
Helmut Lang                                  Tommy Hilfiger (all divisions)
Intimate Brands                              Urban Outfitter/Anthropologie
J. Crew                                      Versace
JNCO                                         Volcom
Katayone Adeli                               Wet Seal, Inc.
Kenneth Cole
Land's End
Laundry

                                   APPENDIX C



                            [Intentionally Omitted]